                                                              Exhibit 21

                                                           U.S. SUBSIDIARIES

Name                                                 Incorporated In                    Doing Business As

Acxiom Asia, Ltd.                                    Arkansas                           Acxiom Asia, Ltd.

Acxiom CDC, Inc.                                     Arkansas                           Acxiom CDC, Inc.

Acxiom / Direct Media, Inc.                          Arkansas                           Acxiom / Direct Media, Inc.

Acxiom / May & Speh, Inc.                            Delaware                           Acxiom / May & Speh, Inc.

Acxiom NJA, Inc.                                     New Jersey                         KM Lists Incorporated

Acxiom Property Development, Inc.                    Arkansas                           Acxiom Property Development, Inc.

Acxiom / Pyramid Information Systems, Inc.           California                         Acxiom / Pyramid Information Systems, Inc.

Acxiom RM-Tools, Inc.                                Arkansas                           Acxiom RM-Tools, Inc.

Acxiom RTC, Inc.                                     Delaware                           Acxiom RTC, Inc.

Acxiom SDC, Inc.                                     Arkansas                           Acxiom SDC, Inc.

Acxiom Transportation Services, Inc.                 Arkansas                           ATS; Conway Aviation, Inc.

                                                      INTERNATIONAL SUBSIDIARIES

Name                                                 Incorporated In                    Doing Business As

Acxiom Limited                                       United Kingdom                     Acxiom Limited

Normadress SA                                        France                             Normadress

Marketing Technology SA                              Spain                              Marketing Technology

Acxiom Australia Pty Ltd                             Australia                          Acxiom Australia Pty Ltd